                                                                   EXHIBIT 12.02

CITICORP
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In millions of dollars)

                                                                                                   THREE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,                        MARCH 31,
                                                 --------------------------------------------------------------------
EXCLUDING INTEREST ON DEPOSITS:                    2002      2001    2000(1)    1999(1)   1998(1)    2003      2002
                                                 --------  --------  --------  --------  --------   -------  --------
FIXED CHARGES:
  INTEREST EXPENSE (OTHER THAN
   INTEREST ON DEPOSITS)                         $  6,282  $  8,316  $  8,722  $  7,795  $  7,308   $ 1,473   $ 1,693
  INTEREST FACTOR IN RENT EXPENSE                     322       303       283       235       213        92        74
  DIVIDENDS--PREFERRED STOCK(2)                         -         -         -         -       126         -         -
                                                 --------  --------  --------  --------  --------   -------   -------

TOTAL FIXED CHARGES                              $  6,604  $  8,619  $  9,005  $  8,030  $  7,647   $ 1,565   $ 1,767
                                                 ========  ========  ========  ========  ========   =======   =======

INCOME:
  INCOME BEFORE TAXES, MINORITY INTEREST AND
   CUMULATIVE EFFECT OF ACCOUNTING CHANGES       $ 16,166  $ 15,221  $ 12,876  $ 10,496  $  6,732   $ 4,592   $ 3,781
  FIXED CHARGES (EXCLUDING PREFERRED
   STOCK DIVIDENDS)                                 6,604     8,619     9,005     8,030     7,521     1,565     1,767
                                                 --------  --------  --------  --------  --------   -------   -------

   TOTAL INCOME                                  $ 22,770  $ 23,840  $ 21,881  $ 18,526  $ 14,253   $ 6,157   $ 5,548
                                                 ========  ========  ========  ========  ========   =======   =======

RATIO OF INCOME TO FIXED CHARGES
  EXCLUDING INTEREST ON DEPOSITS                     3.45      2.77      2.43      2.31      1.86      3.93      3.14
                                                 ========  ========  ========  ========  ========   =======   =======

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
  INTEREST EXPENSE                               $ 15,079  $ 20,181  $ 22,045  $ 18,606  $ 18,868   $ 3,353   $ 3,544
  INTEREST FACTOR IN RENT EXPENSE                     322       303       283       235       213        92        74
  DIVIDENDS--PREFERRED STOCK(2)                         -         -         -         -       126         -         -
                                                 --------  --------  --------  --------  --------   -------   -------

   TOTAL FIXED CHARGES                           $ 15,401  $ 20,484  $ 22,328  $ 18,841  $ 19,207     3,445     3,618
                                                 ========  ========  ========  ========  ========   =======   =======

INCOME:
  INCOME BEFORE TAXES, MINORITY INTEREST AND
   CUMULATIVE EFFECT OF ACCOUNTING CHANGES       $ 16,166  $ 15,221  $ 12,876  $ 10,496  $  6,732   $ 4,592   $ 3,781
  FIXED CHARGES (EXCLUDING PREFERRED
   STOCK DIVIDENDS)                                15,401    20,484    22,328    18,841    19,081     3,445     3,618
                                                 --------  --------  --------  --------  --------   -------   -------

   TOTAL INCOME                                  $ 31,567  $ 35,705  $ 35,204  $ 29,337  $ 25,813   $ 8,037   $ 7,399
                                                 ========  ========  ========  ========  ========   =======   =======

RATIO OF INCOME TO FIXED CHARGES
  INCLUDING INTEREST ON DEPOSITS                     2.05      1.74      1.58      1.56      1.34      2.33      2.05
                                                 ========  ========  ========  ========  ========   =======   =======

(1) On November 30, 2000, Citigroup Inc. completed its acquisition of Associates First Capital Corporation (Associates) in a transaction accounted for as a pooling of interests. Subsequent to the acquisition, Associates was contributed to and became a wholly owned subsidiary of Citicorp and Citicorp issued a full and unconditional guarantee of the outstanding long-term debt securities and commercial paper of Associates.

(2) On October 8, 1998, Citicorp merged with and into a newly formed, wholly owned subsidiary of Travelers Group Inc. ("TRV") (the "Merger"). Following the Merger, TRV changed its name to Citigroup Inc. Under the terms of the Merger, Citicorp common and preferred stock were exchanged for Citigroup common stock and preferred stock. As such there were no Citicorp preferred dividends subsequent to 1998.